Exhibit 99.4

November 12, 2019

CDP Holdings, Ltd (the “Company”)

Building D106, 1733 Lianhua Road,

Shanghai, 201103, The People’s Republic of China

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of the Company, effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 initially filed by the Company on November 15, 2019 with the U.S. Securities and Exchange Commission.

Sincerely yours, /s/ Kay-Meng Soh
Name:	Kay-Meng Soh